Statement Pursuant to Section 906 of Sarbanes-Oxley Act of 2002

The undersigned, Richard Rubin, CEO, CFO and Chairman of American Biogenetic Sciences, Inc, a Delaware corporation, hereby makes the following certification as required by Section 906(a) of the Sarbanes-Oxley Act of 2002, with respect to the following of this report filed pursuant to Section 15(d) of the Securities Exchange Act of 1934: Amended Annual Report on Form 10-KSB for the year ended December 31, 2007.

The undersigned certifies that the above quarterly report fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934, and information contained in the above report fairly presents, in all respects, the financial condition of American Biogenetic Sciences, Inc. and results of its operations.

Date: September 19, 2008
/s/ Richard Rubin
CEO, CFO and Chairman